Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at the Wells Fargo 2012 Industrial and Construction Conference

Stamford, CT. May 7, 2012 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that Michael Inglese, Chief Financial Officer, will be presenting at the Wells Fargo Securities 2012 Industrial and Construction Conference at The New York Palace Hotel in New York City on Wednesday, May 9, 2012 at 10:30 a.m. Eastern Time.

A live webcast of the presentation will be available to the public on the Investor Relations section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2012, Aircastle’s aircraft portfolio consisted of 145 aircraft and had 65 lessees located in 34 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited